AMENDMENT No. 5 DATED AS APRIL 28, 2008

TO THE PARTICIPATION AGREEMENT DATED OCTOBER 30, 1995,

AS PREVIOUSLY AMENDED

Amendment to the Participation Agreement (the “Agreement”) by and among Metropolitan Life Insurance Company (“MetLife”) on behalf of itself and certain of its separate accounts, Putnam Management Limited Partnership, and Putnam Variable Trust.

WHEREAS, the parties desire to amend the Agreement by adding additional separate accounts to Schedule A listing MetLife separate accounts, to expand the Funds listed in Schedule B, to update the notice provision, and to amend and restate the Agreement to provide for the Funds to be used in separate accounts that are exempt from registration.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

1.	The sixth paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act and any applicable state securities and insurance law except for contracts that the Company offers and sells in compliance with exemptions from such registration; and”

2.	The eighth paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act except for Accounts the Company will operate in compliance with an exemption from such registration; and”

3.	Article 2.1(a) is hereby deleted in its entirety and replaced with the following:

“at all times during the term of this Agreement the Contracts are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements, if any. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or will operate such Account in accordance with an exemption from such registration requirements; and”

4.	Article 5.1 of the Agreement shall be amended and restated as follows:

“Except as provided under Article 5.4, the Trust and Underwriter shall pay no fee or other compensation to the Company or its distributor under this Agreement.

5.	The following additional Articles 5.4 through 5.10 shall be added to the Agreement:

“5.4    So long as the Company (or its distributor) complies with its obligations in this Article 5.4 through Article 5.10, the Underwriter shall pay the Company (or its distributor) a distribution and service fee (the “Service Fee”) on shares of the Funds held in the Accounts at the annual rates specified in Schedule B (excluding any accounts for the Company’s own corporate retirement plans), subject to Article 5.5 hereof.

5.5    The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund’s Distribution Plan, which may be varied or discontinued at any time and hereby waives the right to receive such service fee payments with respect to the Fund if the Fund ceases to pay 12b-1 fees to the Underwriter.

5.6    (a) The Company’s (or its distributor’s) failure to provide the services described in this Article 5.6 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

(b) the Underwriter may, without the consent of the Company, amend Articles 5.4 through 5.10, to change the terms of the Service Fee payments with prior written notice to the Company.

5.7    The Company (or its distributor) will provide the following services to the Contract owners purchasing Fund shares:

(i)   Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

(ii)   Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter to existing and prospective contract owners;

(iii)   Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;

(iv)   Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

(v)   Assisting in processing purchasing purchase and redemption transactions;

(vi)   Providing educational material regarding the shares;

(vii)	Providing facilities to answer questions form prospective and existing contract owners about the Funds;

(viii)  Receiving and answering correspondence; and

(ix)   Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

  The Company will support the Underwriter’s marketing efforts by granting reasonable requests for visits to the Company’s offices by representatives of the Underwriter.

5.8    The Company’s compliance with the service requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.

5.9    The provisions of Articles 5.4 through 5.10 shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, Articles 5.4 through 5.10 may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

5.10    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Company under Articles 5.4 through 5.10 and the purposes for which such expenditures were made.

6.	Article 11 of the Agreement entitled “Notices” shall be amended as follows:

“If to the Company:

Metropolitan Life Insurance Company

190 Carondelet Plaza

St. Louis, MO 63105

Attention: Elizabeth Rich

MetLife - Specialized Benefit Resources

485B Route One South, 4th Floor

Iselin, NJ 08830

Attention: Michael Rogalski

Copy to:

Metropolitan Life Insurance Company

501 Boylston Street

Boston, MA 02116

Attention: Law Department”

7.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

8.	Schedule B is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 5 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

METROPOLITAN LIFE INSURANCE COMPANY (on behalf of the Accounts and itself)

By:	/s/ Kathy Muliski
Its:	Vice President and Actuary

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:	/s/
Its:

PUTNAM VARIABLE TRUST

By:	/s/
Its:	Fund Treasurer

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Date	Contracts Funded by Separate
	Established	Account
by Board of
Directors

Paragon Separate Account B	01/04/1993	Group GVUL Policies and Certificates

Paragon Separate Account D	01/03/1995	Individual Variable Life Insurance Policy (IVUL)

Metropolitan Life Separate Account UL	12/13/1988	Variable Life Insurance Policies (MetFlex)

Metropolitan Life Separate Account DCVL	11/04/2003	Group Private Placement Variable Life Insurance Policies (PPVL) Individual Private Placement Variable Life Insurance Policies (IPPVL)

Separate Account No. 13S	12/30/1994	Variable Life Insurance Policies (LCL2)

Separate Account No. 485	(pending)	Variable Life Insurance Policies (LCL1)

Schedule B

Authorized Funds and Service Fee

Authorized Funds;

PCM Asia Pacific Growth Fund

PCM Diversified Income Fund

PCM High Yield Fund

PCM Global Asset Allocation Fund

PCM Global Growth Fund

PCM Growth and Income Fund

PCM Money Market Fund

PCM New Opportunities Fund

PCM U.S. Government and High Quality Bond Fund

PCM Utilities Growth and Income Fund

PCM Voyager Fund

Putnam VT Discovery Growth Fund

Putnam VT International Growth & Income Fund

Service Fee:

0.25% (25 bp) of the average net asset value of all Class IB shares of the Authorized Funds